Exhibit 10.02
Pursuant to 17 C.F.R. § 240.24b-2, confidential information (indicated by [***]) has been omitted and has been filed separately with the U.S. Securities Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Amendment 5 to the
Intuit Master Services Agreement
This Amendment 5 (“Amendment 5”), dated as of August 19 , 2010 (“Amendment Effective Date”), to the Intuit MASTER SERVICES AGREEMENT dated May 28, 2003, as previously amended (the “Agreement”), is by and between Intuit Inc., 2535 Garcia Avenue, Mountain View, CA 94043 and Arvato Digital Services LLC, successor in interest to Arvato Services , Inc. (“Arvato”, “ADS”, “ADiS” or “Contractor”)
RECITALS
WHEREAS, Intuit and ADiS entered into the Agreement on May 28, 2003; and
WHEREAS, Intuit and ADiS each desires to amend the terms of the Agreement as described in this Amendment;
NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements herein contained, the Parties hereto agree as follows:
1.	Section 6 (a) Term/Termination is hereby deleted and replaced in its entirety with the following:

Unless terminated otherwise in accordance with the Agreement, the term of the Agreement shall be extended until 9/15/14. The term of this Agreement shall also be automatically extended to be concurrent with the expiration or termination date of any active SOWs. Upon mutual agreement of the parties, this Agreement will be extended for additional periods of time.

2.	Section 6 (b) is hereby deleted and replaced in its entirety with following:

Either party may terminate this Agreement or an applicable Statement of Work (i) due to a material breach of this Agreement or such applicable Statement of Work by the other party if such material breach remains uncured for a period of twenty (20) days or as may otherwise be set forth in a Statement of Work, following receipt by the breach party of written notice by the non—breaching party or (ii) by giving thirty (30) days written notice to the other party in the event of: (a) any sale or transfer of all or substantially all of such other part’s assets; or

Either party may terminate the Agreement without cause upon providing 180 days’ prior written notice to the other party.
Intuit and ADiS Confidential

3.	Section 16 is hereby added as follows:

Ethics and Compliance. Contractor acknowledges that its employees are subject to the provisions of the Bertelsmann Code of Conduct, a copy of which is available at: http://www.bertelsmann.com/bertelsmann_corp/wms41/cr/index.php?ci=798&language=2.

4.	Management Fees: In connection with ADiS’s proposal to [***], ADiS agrees to [***]: [***].
TERMS
Unless defined herein, words used in this Amendment 5 as defined terms shall have the same meanings herein as in the Agreement.
Counterparts and Facsimile Delivery. This Amendment 5 may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute Amendment 5 when a duly authorized representative of each party has signed and delivered to the other party a counterpart.
Effectiveness of Agreement. Except as expressly provided herein, nothing in this Amendment 5shall be deemed to waive or modify any of the provisions of the Agreement, which otherwise remains in full force and effect. In the event of any conflict between the Agreement and this Amendment 5, this Amendment 5 shall prevail with respect to the subject matter hereof.
IN WITNESS WHEREOF, the undersigned have executed this Amendment 5 as of the Amendment Effective Date.

INTUIT INC.		Arvato Digital Services LLC

By:	/s/ R. NEIL WILLIAMS	By:	/s/ JAN ICKING
	Name: R. Neil Williams		Name: Jan Icking
	Title: SVP, CFO		Title: CFO
	Date: 8/30/10		Date: 08/18/2010

Arvato Digital Services LLC

		By:	/s/ ARUN KURANA

Name: Arun Kurana
Title: Executive Vice President
Date: 8/20/2010
Intuit and ADiS Confidential

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